Exhibit 3.1(v)

CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY

DSCB:15-8913(REV 95)

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company hereby state(s) that:

1.               The name of the limited liability company is: NEVD of Pennsylvania, LLC

2.               The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)
	Number and Street	City	State	Zip	County

(b)	c/o:	C T Corporation System	Blair
		Name of Commercial Registered Office Provider	County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3.               The name and address, including street and number, if any, of each organizer are:

NAME	ADDRESS

Robert J. Shanahan	1106 North Main Street, Providence, RI 02904

4.               (Strike out if inapplicable):

5.               (Strike out if inapplicable):

6.               The specified effective date, if any is:  Date of filing

month                            day                            year                    hour, if any

7.               (Strike out if inapplicable): XXXXXXXXXXXXXXXXXXXXXXXXX

8.               For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 5th day of August, 1998.

/s/
(Signature)

(Signature)

(Signature)

CERTIFICATE OF AMENDMENT-DOMESTIC LIMITED LIABILITY COMPANY

DSCB:15-8951(REV 95)

In compliance with the requirements of 15 Pa.C.S. § 8951 (relating to certificate of amendment), the undersigned limited liability company, desiring to amend its Certificate of Organization, hereby certifies that:

1.               The name of the limited liability company is: NEVD of Pennsylvania, LLC

2.               The date of filing of the original Certificate of Organization is:  August 6, 1998

3.               (Check, and if appropriate complete, one of the following):

☒          The amendment adopted by the limited liability company, set forth in full, is as follows:

Paragraph 1 of the Certificate of Organization is amended to read as follows:

The name of the limited liability company is:  Conversent Communications of Pennsylvania, LLC

☐            The amendment adopted by the limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.               (Check, and if appropriate complete, one of the following):

☒          The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

☐            The amendment shall be effective on:                                               at

Date                                    Hour

5.               (Check if the amendment restates the Certificate of Organization):

☐            The restated Certificate of Organization supersedes the original Certificate of Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited liability company has caused this Certificate of Amendment to be executed this 27th day of September, 1999.

Conversent Communications of Pennsylvania,
LLC (formerly NEVD of Pennsylvania, LLC)
(Name of Limited Liability Company)

BY:	/s/
(Signature)

Secretary of Manager of Conversent
TITLE:	Communications of Pennsylvania, LLC
(The manager is New England Voice and Data, L.L.C.)

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Change of Registered Office

Limited Liability Company

(15 Pa. C.S. § 8906)

Name			Document will be returned to the Name and address you enter to the left.
Bay State Corporate Services, Inc. Attn: Suzanne Cryan
Address
6 Beacon Street, Suite 510
City	State	Zip Code
Boston, MA 02108

Fee:  $70

In compliance with the requirements of the 15 Pa. C.S. § 8906 (relating to change of registered office) the undersigned limited liability company, desiring to effect a change of registered office, hereby states that:

1.               The name of the company is:

Conversent Communications of Pennsylvania, LLC

2.               The (a) address of the company’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department:

(a)	Number and street	City	State	Zip	County

(b)	Name of Commercial Registered Office Provider	County

c/o: C T Corporation System	Philadelphia

3.               Complete part (a) or (b):

(a)       The address to which the registered office of the company in this Commonwealth is to be changed is:

Number and street	City	State	Zip	County

(b)      The registered office of the company shall be provided by:

c/o: National Registered Agents, Inc.	Dauphin
Name of Commercial Registered Office Provider	County

Entity #: 2830468
Date Filed: 06/18/2010
Pedro A. Cortes
Acting Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Change of Registered Office

Limited Liability Company

(15 Pa. C.S.)

☐ Limited Partnership (§ 8512) ☒ Limited Liability Company (§ 8951)

Name			Document will be returned to the Name and address you enter to the left.
PENNCORP SERVICEGROUP, INC.
Address
600 North Second Street, PO Box 1210
City	State	Zip Code
Harrisburg, PA 17108-1210

Fee:  $70

In compliance with the requirements of the applicable provisions (relating to certificate of amendment) the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.               The name of the limited partnership/limited liability company is: Conversent Communications of Pennsylvania, LLC

2.               The date of filing of the original Certificate of Limited Partnership/Organization:

3.               Check, and if appropriate complete, one of the following:

☒           The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

Article 5:  Management of the company is vested in the member.  The member is Conversent Communications, LLC.  5 Wall Street Burlington, MA 01803

☐            The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.               Check, and if appropriate complete, one of the following:

☒           The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

☐             The amendment shall be effective on                       at             .

Date            Hour

5.               Check if amendment restates the Certificate of Limited Partnership/Organization:

☐            The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this

15th day of June, 2010.

By:	Conversent Communications, LLC
Its sole member

Conversent Communications of Pennsylvania, LLC
Name of Limited Partnership/Limited Liability Company

/s/
Signature

EVP, General Counsel and Secretary
Title